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                                                                  EXHIBIT (4)(f)

                               SECOND AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT


         This Second Amendment to Revolving Credit Agreement (the "Second Amendment") made as of this 28th day of December, 2000, by and between REPUBLIC BANCORP, INC. ("Borrower") and U.S. BANK NATIONAL ASSOCIATION, formerly known as Firstar Bank, National Association ("Bank").


                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Bank entered into a Revolving Credit Agreement dated as of December 29, 2000 (the "Credit Agreement"), as amended by a First Amendment to Revolving Credit Agreement dated December 29, 2001 (the "First Amendment"), pursuant to which the Bank extended credit to the Borrower as provided therein.

         WHEREAS, the Borrower and the Bank desire to further amend the Credit Agreement as provided herein.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Section 1.1(a) of the Revolving Credit Agreement is hereby amended in its entirety as follows:

                  (a) "REVOLVING NOTE MATURITY DATE" means December 27, 2003 or such earlier date on which the Note becomes immediately due and payable pursuant to Article VI hereof.

         2. The "Revolving Credit Agreement" referred to in the Note shall hereinafter refer to the Revolving Credit Agreement as amended by this Second Amendment.

         3. Except as expressly amended herein, all terms and conditions of the Revolving Credit Agreement shall remain in full force and effect. This Second Amendment supercedes the First Amendment on the date hereof, and the Revolving Credit Agreement shall hereinafter consist of the Revolving Credit Agreement dated December 29, 2000, as amended by this Second Amendment. Any waiver of any term and condition of the Revolving Credit Agreement contained herein, of any previous waiver by the Bank of any term and condition contained in the Revolving Credit Agreement, shall be strictly limited to such waiver, and shall not operate as a waiver of any other condition, term, or remedy of the Bank provided for in the Revolving Credit Agreement or in this Second Amendment.


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Executed as of the date first above written.

                                     REPUBLIC BANCORP, INC.


                                     By: /s/ Thomas F. Menacher

                                     Name: Thomas F. Menacher
                                           -------------------------------------

                                     Title:   Executive V.P., Treasurer & C.F.O.
                                            ------------------------------------

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     D/B/A FIRSTAR BANK



                                     By: /s/ Jon B. Beggs

                                     Name: Jon B. Beggs
                                           -------------------------------------

                                     Title: Vice President
                                            ------------------------------------